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TABLE OF CONTENTS Prospectus Supplement

Filed pursuant to Rule 424(b)(5)
Registration No. 333-191462

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Maximum offering price per share	Maximum aggregate offering price(1)	Amount of registration fee(2)

Common Stock, par value $0.001 per share	10,637,500	$72.00	$765,900,000	$77,126.13

(1)
Includes 1,387,500 shares of common stock that may be purchased by the underwriters upon the exercise of their option to purchase additional shares.

(2)
The filing fee, calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement.

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 30, 2013)

9,250,000 Shares

Common Stock

          We expect to enter into a forward sale agreement with an affiliate of Barclays Capital Inc., which affiliate we refer to as the forward purchaser. Barclays Capital Inc., as agent for its affiliated forward purchaser, whom we refer to in such capacity as the forward seller, at our request, has agreed to borrow from third parties and sell to the underwriters an aggregate of 9,250,000 shares of our common stock, par value $0.001 per share, in connection with the forward sale agreement between us and the forward purchaser. If the forward purchaser determines, in its commercially reasonable judgment, that the forward seller is unable to borrow, or that the forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date such number of shares of our common stock, then we will issue and sell to the underwriters a number of shares equal to the number of shares that the forward seller does not borrow and sell.

          We will not initially receive any proceeds from the sale of the shares of our common stock offered hereby, except in certain circumstances described in this prospectus supplement. We will receive proceeds, subject to certain adjustments, from the sale of those shares of our common stock covered by the forward sale agreement only upon one or more future physical settlements of the forward sale agreement, which we expect to occur by the end of 2016, but it may occur as late as June 30, 2017. If we elect to cash settle the forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock and may either receive a cash payment from, or owe a cash payment to, the forward purchaser. If we elect to net share settle the forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock, and we may either receive shares of our common stock from, or owe shares of our common stock to, the forward purchaser. See "Underwriting (Conflicts of Interest)—Forward Sale Agreement" for a description of the forward sale agreement.

          Our common stock is listed and trades on the New York Stock Exchange under the symbol "DUK". On March 1, 2016, the closing price of our common stock on the New York Stock Exchange was $73.35 per share.

          Investing in our common stock involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement.

	Per Share	Total
Initial Price to Public	$72.00	$666,000,000
Underwriting Discount	$2.16	$19,980,000
Proceeds, Before Expenses, to Us(1)	$69.84	$646,020,000

(1)
We expect to receive net proceeds from the sale of our common stock, upon full physical settlement of the forward sale agreement, which we expect will occur by the end of 2016, but it may occur as late as June 30, 2017. For the purpose of calculating the aggregate net proceeds to us, we have assumed the forward sale agreement is fully physically settled based on the initial forward sale price of $69.84 per share (which is the initial price to public less the underwriting discount shown above). The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. Unless the federal funds rate increases substantially prior to the settlement of the forward sale agreement, we expect to receive an amount in cash that is less than the proceeds calculated based on the initial forward sale price per share upon physical settlement of the forward sale agreement. Although we expect to settle the forward sale agreement entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of the forward sale agreement. See "Underwriting (Conflicts of Interest)—Forward Sale Agreement" for a description of the forward sale agreement.

          We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,387,500 shares of our common stock at the initial price to public less the underwriting discount. If such option is exercised, we will enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares that are subject to the exercise of such option. Unless the context requires otherwise, the term "forward sale agreement" as used in this prospectus supplement includes any additional forward sale agreement that we enter into in connection with the exercise, by the underwriters, of their option to purchase additional shares of our common stock. In the event that we enter into an additional forward sale agreement, if the forward purchaser determines, in its commercially reasonable judgment, that the forward seller is unable to borrow, or that the forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option the number of shares of our common stock with respect to which such option has been exercised, then we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward seller does not borrow and sell.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

          The underwriters are offering the shares of our common stock as set forth under "Underwriting (Conflicts of Interest)." The underwriters expect that the shares of our common stock will be ready for delivery on or about March 7, 2016.

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	Citigroup	J.P. Morgan	Wells Fargo Securities

Co-Managers

BNP PARIBAS	BTIG	Credit Suisse	Loop Capital Markets	Mizuho Securities	MUFG	RBC Capital Markets

Scotia Howard Weil	SunTrust Robinson Humphrey	TD Securities	UBS Investment Bank

The date of this prospectus supplement is March 1, 2016.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. We have not, the forward purchaser has not, the forward seller has not and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, the forward purchaser is not, the forward seller is not and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date of the document containing the information or such other date as may be specified therein.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

        If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.

        It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you to in "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Duke Energy," "we," "us" and "our" or similar terms are to Duke Energy Corporation and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is included elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement for information about how you can obtain the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in our common stock involves risks. See "Risk Factors" in this prospectus supplement.

Duke Energy Corporation

        Duke Energy, together with its subsidiaries, is a diversified energy company with both regulated and unregulated utility operations. We supply, deliver and process energy for customers in the United States and selected international markets.

        Duke Energy's Regulated Utilities segment serves approximately 7.4 million retail electric customers in six states in the Southeast and Midwest regions of the United States. The Regulated Utilities segment consists of regulated generation and electric and gas transmission and distribution systems. The segment's generation portfolio includes a balanced mix of energy resources having different operating characteristics and fuel sources. In our regulated electric operations, we own 50,170 megawatts of generating capacity serving an area of approximately 95,000 square miles with an estimated population of 24 million people. Regulated Utilities serves 525,000 retail natural gas customers in southwestern Ohio and northern Kentucky. Electricity is also sold wholesale to incorporated municipalities, electric cooperative utilities and other load-serving entities.

        Duke Energy's International Energy segment principally operates and manages power generation facilities and engages in sales and marketing of electric power, natural gas, and natural gas liquids outside the United States. Its activities principally target power generation in Latin America. Additionally, International Energy owns a 25 percent interest in National Methanol Company ("NMC"), a large regional producer of methanol and methyl tertiary butyl ether (a gasoline additive), located in Saudi Arabia. International Energy's ownership interest will decrease to 17.5 percent upon the successful startup of NMC's polyacetal production facility, which is expected to occur in January 2017. See "—Recent Developments—Potential Sale of Duke Energy International" in this prospectus supplement.

        Duke Energy's Commercial Portfolio segment (formerly the Commercial Power segment) primarily acquires, builds, develops, and operates wind and solar renewable generation and energy transmission projects throughout the continental United States. The portfolio includes nonregulated renewable energy, electric transmission, natural gas infrastructure and energy storage businesses. This segment was renamed in 2015 as a result of the sale of the nonregulated Midwest generation business.

        We are a Delaware corporation. The address of our principal executive offices is 550 South Tryon Street, Charlotte, North Carolina 28202-1803 and our telephone number is (704) 382-3853. Our common stock is listed and trades on the New York Stock Exchange under the symbol "DUK".

        The foregoing information about Duke Energy is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy, you should refer to the information described under the caption "Where You Can Find More Information" in this prospectus supplement.

 Recent Developments

Plans to Acquire Piedmont Natural Gas Company

        On October 24, 2015, we entered into an Agreement and Plan of Merger with Piedmont Natural Gas Company, Inc. ("Piedmont"). In this transaction, which is subject to various conditions, Piedmont would become our wholly-owned subsidiary. For additional information about the proposed acquisition of Piedmont, you should refer to the information described under the caption "Where You Can Find More Information" in this prospectus supplement.

Potential Sale of Duke Energy International

        On February 18, 2016, we announced that we had initiated a process to divest our International Energy business segment, excluding the investment in NMC. The process remains in a preliminary stage and there have been no binding or non-binding offers requested or submitted. There is no specific timeline for execution of a potential transaction. For additional information about the proposed sale of our International Energy business segment, you should refer to the information described under the caption "Where You Can Find More Information" in this prospectus supplement.

 The Offering

Issuer	Duke Energy Corporation
Shares of Common Stock Offered by the Forward Seller(1)	9,250,000 shares of our common stock (10,637,500 shares of our common stock if the underwriters' option to purchase additional shares of our common stock is exercised in full).
Shares of Common Stock to be Outstanding Immediately After the Offering(1)	688,380,039 shares of our common stock.
Shares of Common Stock to be Outstanding After Settlement of the Forward Sale Agreement Assuming Full Physical Settlement(1)	697,630,039 shares of our common stock (699,017,539 shares of our common stock if the underwriters' option to purchase additional shares of our common stock is exercised in full).
Use of Proceeds(2)

We expect that the net proceeds from this offering will be approximately $646 million (assuming no exercise by the underwriters of their option to purchase additional shares of our common stock), after deducting the underwriting discount and estimated offering expenses, subject to certain adjustments pursuant to the forward sale agreement, only upon full physical settlement of the forward sale agreement, which we expect to occur by the end of 2016, but it may occur as late as June 30, 2017.

We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward seller pursuant to this prospectus supplement unless (1) an event occurs that requires us to sell our common stock to the underwriters in lieu of the forward seller selling our common stock to the underwriters, or (2) the underwriters exercise their option to purchase additional shares of our common stock and the forward purchaser determines, in its commercially reasonable judgment, that the forward seller is unable to borrow, or that the forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option, the number of shares of our common stock with respect to which such option has been exercised, in which case we will issue and sell to the underwriters a number of our shares of common stock equal to the number of shares of our common stock that the forward seller does not borrow and sell. We intend to use any net proceeds we receive from any such sales in the manner described below.

We intend to use the net proceeds, if any, from the settlement of the forward sale agreement to finance a portion of the costs in connection with the proposed acquisition of Piedmont. See "Prospectus Supplement Summary—Recent Developments", "Underwriting (Conflicts of Interest)—Conflicts of Interest" and "Use of Proceeds". In addition, the commitment under a $4.9 billion bridge facility (the "Bridge Facility") provided to us by affiliates of certain of the underwriters in connection with our pending acquisition of Piedmont will be reduced by an amount equal to 100% of the net proceeds from this offering. See "Underwriting (Conflicts of Interest)—Other Relationships" and "—Conflicts of Interest".

Accounting Treatment of the Transaction

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds due upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $69.84 per share, subject to increase or decrease based on the federal funds rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. However, if we decide to physically or net share settle the forward sale agreement, any delivery of shares of our common stock by us upon physical or net share settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity.

Listing	Our common stock is listed on the New York Stock Exchange under the symbol "DUK".
Risk Factors	Investing in our common stock involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward seller selling our common stock to the underwriters) will be paid to the forward purchaser. Because an affiliate of Barclays Capital Inc. will receive more than 5% of the net proceeds of this offering, Barclays Capital Inc. is deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a "qualified independent underwriter" is not required in connection with this offering, as the shares of our common stock have a "bona fide public market" (as defined in FINRA Rule 5121). See "Use of Proceeds" and "Underwriting (Conflicts of Interest)—Conflicts of Interest."

(1)
The forward seller has advised us that it intends to acquire shares of our common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreement until final settlement of the forward sale agreement, which we expect to occur by the end of 2016, but it may occur as late as June 30, 2017. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreement. See "Underwriting (Conflicts of Interest)—Forward Sale Agreement" for a description of the forward sale agreement. The number of shares of our common stock to be outstanding after this offering is based on 688,380,039 shares of our common stock outstanding as of February 25, 2016, and excludes 103,360 shares of our common stock issuable upon the exercise of outstanding options and any additional shares of our common stock we may issue from and after, February 25, 2016 through final settlement of the forward sale agreement. We provide these numbers assuming no event occurs that would require us to sell shares of our common stock to the underwriters in lieu of the forward seller selling shares of our common stock to the underwriters. If such an event occurs, then (a) the number of shares of our common stock to be outstanding immediately after the offering would be increased by such number of shares and (b) the number of shares of our common stock issuable pursuant to physical settlement of the forward sale agreement would be reduced by such number of shares.

(2)
Calculated as of March 1, 2016 (assuming that the forward sale agreement is fully physically settled based on the initial forward sale price of $69.84 per share by the delivery of 9,250,000 shares of our common stock and that the underwriters have not exercised their option to purchase additional shares of our common stock). The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds are subject to settlement of the forward sale agreement.

RISK FACTORS

        You should carefully consider the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2015, which has been filed with the Securities and Exchange Commission, or SEC, and is incorporated by reference in this prospectus supplement, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Risks Related to the Forward Sale Agreement

Settlement provisions contained in the forward sale agreement subject us to certain risks.

        The forward purchaser will have the right to accelerate the forward sale agreement (with respect to all or any portion of the transaction under the forward sale agreement that the forward purchaser determines is affected by such event) and require us to settle on a date specified by the forward purchaser if:

  •
  the forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the forward sale agreement, subject to certain exceptions in the case of such a materially increased cost;

  •
  the forward purchaser determines it is unable to, or it is commercially impracticable for it to, continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it would incur a rate that is greater than the borrow cost specified in the forward sale agreement, subject to certain exceptions in the case of such a rate of borrowing that is greater than such specified borrow cost;

  •
  the forward purchaser determines that it has an excess Section 13 ownership position or an excess regulatory ownership position (as such terms are defined in the forward sale agreement) with respect to certain ownership restrictions and related filing requirements under federal securities laws, Delaware corporate laws or other applicable laws and regulations, as applicable;

  •
  we declare a dividend or distribution on shares of our common stock with a cash value in excess of a specified amount, an ex-dividend date that occurs earlier than a specified date or certain non-cash dividends;

  •
  there occurs a public announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization or change in law (in each case, as determined pursuant to the terms of the forward sale agreement); or

  •
  certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement or a market disruption event during a specified period that lasts for more than eight scheduled trading days (in each case, as determined pursuant to the terms of the forward sale agreement).

        The forward purchaser's decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions, which would result in dilution to our earnings per share, return on equity and dividends per share. We expect that the forward sale agreement will settle by the end of 2016, but it may settle as late as June 30, 2017; however, the forward sale agreement may be settled earlier in whole or in part at our option, subject to the satisfaction of certain conditions. The forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle the forward sale agreement, subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of the forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement, we expect the forward purchaser (or an affiliate thereof) to purchase a number of shares of our common stock necessary to satisfy its or its affiliate's obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock under this prospectus supplement. In addition, the purchase of shares of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of shares of our common stock over such time, thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash the forward purchaser would owe us) upon a cash settlement of the forward sale agreement or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock the forward purchaser would deliver to us) upon net share settlement of the forward sale agreement. The forward sale price we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread, and will be decreased on certain dates by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. If the federal funds rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the federal funds rate was less than the spread. If the market value of shares of our common stock during the unwind period under the forward sale agreement is above the forward sale price, in the case of cash settlement, we would pay the forward purchaser under the forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment. If the market value of shares of our common stock during the unwind period under the forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the forward purchaser under the forward sale agreement or, in the case of net share settlement, we would receive from the forward purchaser a number of shares of our common stock having a value equal to the difference. See "Underwriting (Conflicts of Interest)—Forward Sale Agreement" for information on the forward sale agreement.

In certain bankruptcy or insolvency events, the forward sale agreement will automatically terminate, and we would not receive the expected proceeds from the sale of our common stock.

        If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights or if an appropriate regulatory or other authority takes similar action, the forward sale agreement will automatically terminate. If the forward sale agreement so terminates, we would not be obligated to deliver to the forward purchaser any shares of our common stock not previously delivered, and the forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent there are any shares of our common stock with respect to which the forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the forward sale price per share in respect of those shares of our common stock.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are based on management's beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook," or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

  •
  State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

  •
  The extent and timing of costs and liabilities to comply with federal and state laws, regulations, and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

  •
  The ability to recover eligible costs, including amounts associated with coal ash mitigation such as coal ash impoundment retirement obligations and cost related to significant weather events, and earn an adequate return on investment through the regulatory process;

  •
  The costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

  •
  The risk that the credit ratings of Duke Energy or its subsidiaries may be different from what the companies expect;

  •
  Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

  •
  Industrial, commercial and residential growth or decline in service territories or customer bases resulting from variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, including self-generation and distributed generation technologies;

  •
  Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as rooftop solar and battery storage, in Duke Energy service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs;

  •
  Advancements in technology;

  •
  Additional competition in electric markets and continued industry consolidation;

  •
  Political, economic and regulatory uncertainty in Brazil and other countries in which Duke Energy conducts business;

  •
  The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes;

  •
  The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects U.S. electric grid or generating resources;

  •
  The impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, and other catastrophic events such as fires, explosions, pandemic health events or similar occurrences;

  •
  The inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks;

  •
  The timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

  •
  The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations and general economic conditions;

  •
  Declines in the market prices of equity and fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds;

  •
  Construction and development risks associated with the completion of Duke Energy's or its subsidiaries' capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner or at all;

  •
  Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

  •
  The ability to control operation and maintenance costs;

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  The level of creditworthiness of counterparties to transactions;

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  Employee workforce factors, including the potential inability to attract and retain key personnel;

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  The ability of our subsidiaries to pay dividends or distributions to Duke Energy Corporation;

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  The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities;

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  The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

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  The impact of potential goodwill impairments;

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  The ability to reinvest prospective undistributed earnings of foreign subsidiaries or repatriate such earnings on a tax-efficient basis;

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  The expected timing and likelihood of completion of the proposed acquisition of Piedmont, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed acquisition that could reduce anticipated benefits or cause the parties to abandon the acquisition, and under certain specified circumstance pay a termination fee of $250 million, as well as the ability to successfully integrate the businesses and realize anticipated benefits and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; and

  •
  The ability to successfully complete future merger, acquisition or divestiture plans.

        In light of the various risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made; we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is listed on the New York Stock Exchange under the symbol "DUK". The following table sets forth the high and low intra-day sales prices per share of our common stock and the cash dividends declared per share for the periods indicated.

	High	Low	Cash dividends declared
2014:
First Quarter	$72.67	$67.05	$0.780
Second Quarter	75.13	68.81	0.780
Third Quarter	75.21	69.48	0.795
Fourth Quarter	87.29	74.33	0.795
2015:
First Quarter	$89.97	$73.63	$0.795
Second Quarter	79.88	70.41	0.795
Third Quarter	77.53	67.27	0.825
Fourth Quarter	75.29	65.50	0.825
2016:
First Quarter (through March 1, 2016)	$80.10	$70.16	$0.825

        The last reported sale price of our common stock on the New York Stock Exchange on March 1, 2016 was $73.35 per share. As of February 25, 2016, we had approximately 688,380,039 shares of our common stock outstanding and approximately 166,074 holders of record of our common stock.

        We pay dividends on our common stock after our board of directors declares them. Subject to declaration by our board of directors, we generally pay dividends on our common stock on the 16th of March, June, September and December to stockholders of record on the Friday closest to the 15th of February, May, August and November.

        On January 4, 2016, our board declared a dividend of $0.825, payable on March 16, 2016 to stockholders of record on February 12, 2016. Purchasers of our common stock in this offering will not be entitled to receive the dividend payable on March 16, 2016. The board reviews the dividend quarterly and establishes the dividend rate based upon such factors as our earnings, financial condition, capital requirements, debt covenant requirements and/or other relevant conditions. Although we expect to continue to declare and pay cash dividends on our common stock in the future, we can provide no assurance that dividends will be paid in the future or that, if paid, the dividends will be paid in the same amount as during 2016.

 USE OF PROCEEDS

        We expect that the net proceeds from this offering will be approximately $646 million (assuming no exercise by the underwriters of their option to purchase additional shares of our common stock), after deducting the underwriting discount and estimated offering expenses, subject to certain adjustments pursuant to the forward sale agreement, only upon full physical settlement of the forward sale agreement, which we expect to occur by the end of 2016, but it may occur as late as June 30, 2017.

        We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward seller pursuant to this prospectus supplement unless (1) an event occurs that requires us to sell our common stock to the underwriters in lieu of the forward seller selling our common stock to the underwriters, or (2) the underwriters exercise their option to purchase additional shares of our common stock and the forward purchaser determines, in its commercially reasonable judgment, that the forward seller is unable to borrow, or that the forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option the number of shares of our common stock with respect to which such option has been exercised, in which case we will issue and sell to the underwriters a number of our shares of common stock equal to the number of shares of our common stock that the forward seller does not borrow and sell. We intend to use any net proceeds we receive from any such sales in the manner described below.

        We intend to use the net proceeds, if any, from the settlement of the forward sale agreement to finance a portion of the costs in connection with our proposed acquisition of Piedmont. See "Prospectus Supplement Summary—Recent Developments" and "Underwriting (Conflicts of Interest)—Conflicts of Interest". In addition, the commitment under a $4.9 billion bridge facility provided to us by affiliates of certain of the underwriters in connection with our pending acquisition of Piedmont will be reduced by an amount equal to 100% of the net proceeds from this offering. See "Underwriting (Conflicts of Interest)—Other Relationships" and "—Conflicts of Interest".

 DESCRIPTION OF COMMON STOCK

        The following summary of our common stock is qualified in its entirety by, and is subject in all respects to, the applicable provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our amended and restated by-laws.

General

        Our total number of authorized shares of capital stock consists of 2 billion shares of common stock, par value $0.001 per share, and 44 million shares of preferred stock, par value $0.001 per share.

        Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of our common stock vote together as a class, and every holder of common stock is entitled to cast one vote in person or by proxy for each share of common stock standing in such holder's name on our books. We do not have a classified board of directors nor do we permit cumulative voting.

        Holders of common stock are not entitled to any preemptive rights to subscribe for additional shares of our common stock nor are they liable to further capital calls or to assessments by us.

        Subject to applicable law and the rights, if any, of the holders of any class or series of preferred stock having a preference over the rights to participate with the common stock with respect to the payment of dividends, holders of our common stock are entitled to receive dividends or other distributions as declared by our board of directors at its discretion.

        The board of directors may create a class or series of preferred stock with dividends the rate of which is calculated by reference to, and payment of which is concurrent with, dividends on shares of our common stock.

Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control

        Under our certificate of incorporation, the board of directors has the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any class or any series of any class of the preferred stock.

        Our certificate of incorporation also provides that a director may be removed from office with or without cause. However, subject to applicable law, any director elected by the holders of any series of preferred stock may be removed without cause only by the holders of a majority of the shares of such series of preferred stock.

        Our certificate of incorporation requires an affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all our classes entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal provisions in the certificate of incorporation which relate to the number of directors, vacancies and newly created directorships.

        Our certificate of incorporation provides that any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice only if consent in writing setting forth the action to be taken is signed by all the holders of our issued and outstanding capital stock entitled to vote in respect of such action.

        Our by-laws provide that, except as expressly required by our certificate of incorporation or by applicable law, and subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders or of any series entitled to vote may be called for any purpose or purposes by the Chairman of the board of directors or by the board of directors. In addition, special meetings of the stockholders or of any class or series entitled to vote may also be called by the Secretary of the Company upon the written request by the holders of record at the time such request is delivered representing at least fifteen percent (15%) of the outstanding shares of our common stock.

        The provisions of our certificate of incorporation and by-laws conferring on our board of directors the full authority to issue preferred stock, the restrictions on removing directors elected by holders of preferred stock, the supermajority voting requirements relating to the amendment, alteration or repeal of the provisions governing the number of directors and filling of vacancies and newly created directorships, and the requirement that stockholders act at a meeting unless all stockholders agree in writing, in certain instances could have the effect of delaying, deferring or preventing a change in control or the removal of existing management.

ACCOUNTING TREATMENT

        Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds due upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $69.84 per share, subject to increase or decrease based on the federal funds rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. However, if we decide to physically or net share settle the forward sale agreement, any delivery of our shares by us upon physical or net share settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity.

 U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following discussion summarizes the material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of our shares of common stock, and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to shares of our common stock that are held as capital assets, within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and that are purchased in the initial offering at the initial offering price by Non-U.S. Holders (as defined below). This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, traders or dealers in securities or commodities, persons holding shares of our common stock as part of a hedge or other integrated transaction, or certain former citizens or residents of the United States. This discussion does not address any U.S. federal income tax consequences for U.S. taxpayers who purchase shares of our common stock. Persons considering the purchase of shares of our common stock are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local laws.

        We have not and will not seek any rulings or opinions from the Internal Revenue Service (the "IRS") with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of shares of our common stock or that any such position would not be sustained.

        Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws or laws under any applicable income tax treaty, including gift and estate tax laws.

        For purposes of this summary, a "Non-U.S. Holder" means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is not (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any State thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.

        If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of our common stock should consult their tax advisor as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of such shares of our common stock applicable to them.

Distributions

        In general, a distribution that we make to a Non-U.S. Holder with respect to shares of our common stock will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits as determined under the Code. Subject to the discussions below under "—Information Reporting and Backup Withholding" and "—Foreign Account Tax Compliance Act," dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (unless such dividend is eligible for a reduced rate under an applicable income tax treaty). In order to obtain a reduced rate of withholding, a Non-U.S. Holder is generally required to provide to the applicable withholding agent an IRS Form W-8BEN, IRS Form W-8BEN-E (or a suitable substitute form) properly certifying such Non-U.S. Holder's eligibility for the reduced rate. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced withholding rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the timing and manner of claiming the benefits.

        Subject to the discussions below under "—Information Reporting and Backup Withholding" and "—Foreign Account Tax Compliance Act," dividends that are effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, are taxed on a net-income basis at the regular graduated rates and in the manner applicable to U.S. persons. The Non-U.S. Holder is generally required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding. In addition, a "branch profits tax" may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation's effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Sale or Other Taxable Disposition of Our Common Stock

        Subject to the discussions below under "—Information Reporting and Backup Withholding" and "—Foreign Account Tax Compliance Act," a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of shares of our common stock. A Non-U.S. Holder will also generally not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied, or (iii) our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (a "USRPHC"), for U.S. federal income tax purposes.

        In the case described in (i) above, gain or loss recognized on the disposition of shares of our common stock generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax on any capital gain recognized on the disposition of shares of our common stock (after being offset by certain U.S.-source capital losses). In the case described in (iii) above, we have not determined whether we are a USRPHC; however, even if we are a USRPHC, so long as shares of our common stock continues to be regularly traded on an established securities market in the United States, within the meaning of applicable Treasury regulations, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of shares of our common stock if the Non-U.S.

Holder has not held more than 5% (actually or constructively) of our total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition, or such Non-U.S. Holder's holding period. If a Non-U.S. Holder exceeds the limits described in the last sentence with respect to common stock and we are a USRPHC, the Non-U.S. Holder generally will be subject to U.S. federal income tax at the regular graduated rates applicable to U.S. persons upon its disposition at a gain. A Non-U.S. Holder generally would also be subject to such tax with respect to any distribution on such common stock to the extent such distribution would not be treated as a dividend if such Non-U.S. Holder were a U.S. person. If a Non-U.S. Holder is subject to the tax described in the preceding sentences, the Non-U.S. Holder will be required to file a U.S. federal income tax return with the IRS.

        Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of investing in our common stock if we were to be treated as a USRPHC. Non-U.S. Holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        Information returns will be filed annually with the IRS in connection with any dividends paid on our common stock to a Non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition, and the Non-U.S. Holder may be subject to backup withholding tax (currently at a rate of 28%) on dividends paid on our common stock or on the proceeds from a sale or other disposition of shares of our common stock. The certification procedures required to claim the exemption from withholding tax on payments described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

        Recent legislation and IRS guidance concerning foreign account tax compliance rules ("FATCA") impose a 30% U.S. withholding tax on certain payments (which currently include dividends paid on our common stock and will include gross proceeds from the sale or other disposition of shares of our common stock beginning January 1, 2019) made to a non-United States entity that fails to take required steps to provide information regarding its "United States accounts" or its direct or indirect "substantial United States owners," as applicable, or to make a required certification that it has no such accounts or owners. We will not be obligated to make any "gross up" or additional payments in respect of amounts withheld on shares of our common stock if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of shares of our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

        In this offering, under the terms and subject to the conditions set forth in an underwriting agreement dated the date of this prospectus supplement among us, the forward seller, the forward purchaser and the underwriters, the forward seller has agreed, at our request, to borrow from third parties and sell to the underwriters an aggregate of 9,250,000 of our shares of common stock in connection with the execution of a forward sale agreement between us and the forward purchaser. Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as the representatives of the underwriters (the "representatives") and the joint book-running managers of this offering. Under the terms and subject to the conditions of the underwriting agreement, each of the underwriters has agreed, severally and not jointly, to purchase, and the forward seller has agreed to sell to the underwriters, at the initial price to public less the underwriting discount set forth on the cover page of this prospectus supplement, the number of shares of common stock shown opposite its name below:

Name	Number of Shares
Barclays Capital Inc.	3,700,000
Citigroup Global Markets Inc.	555,000
J.P. Morgan Securities LLC	555,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	555,000
Wells Fargo Securities, LLC	555,000
BNP Paribas Securities Corp.	268,250
BTIG, LLC	268,250
Credit Suisse Securities (USA) LLC	344,100
Loop Capital Markets LLC	344,100
Mitsubishi UFJ Securities (USA), Inc.	344,100
Mizuho Securities USA Inc.	344,100
RBC Capital Markets, LLC	268,250
Scotia Capital (USA) Inc.	268,250
SunTrust Robinson Humphrey, Inc.	268,250
TD Securities (USA) LLC	268,250
UBS Securities LLC	344,100

Total	9,250,000

        The underwriters are offering the shares of our common stock subject to their acceptance of the shares from the forward seller and subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters must purchase all of the common stock offered by this prospectus supplement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. Sales of shares of our common stock made outside of the United States may be made by affiliates of the underwriters.

        We have agreed to indemnify the several underwriters, the forward seller, and the forward purchaser against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters, the forward seller, or the forward purchaser may be required to make in respect of any of these liabilities.

Commissions and Discounts

        The underwriters have advised us and the forward seller that they propose initially to offer the shares of our common stock to the public at the initial price to public set forth on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of $1.296 per share. After the initial public offering, the public offering price and concession may be changed.

        The following table shows the initial price to public, underwriting discount and proceeds before expenses to us. The information assumes (1) either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock and (2) that the forward sale agreement is physically settled in full based upon the aggregate initial forward sale price. We expect to receive net proceeds of approximately $646 million (assuming no exercise by the underwriters of their option to purchase additional shares of our common stock), after deducting the underwriting discount and estimated offering expenses, subject to certain adjustments as described below, only upon physical settlement of the forward sale agreement. Settlement is expected to occur by the end of 2016, but it may occur as late as June 30, 2017. If the forward sale agreement is cash settled or net share settled, we will not receive the full proceeds shown below, we may not receive any proceeds and we may have to make a cash payment (if we elect cash settlement of the forward sale agreement) or a delivery of shares of our common stock (if we elect net share settlement of the forward sale agreement), to the forward purchaser. In addition, unless the federal funds rate increases substantially prior to the settlement of the forward sale agreement, we expect to receive an amount in cash that is less than the proceeds calculated based on the initial forward price per share upon physical settlement of the forward sale agreement.

	Per Share	No Exercise of Option to Purchase Additional Shares	Full Exercise of Option to Purchase Additional Shares
Initial Price to Public	$72.00	$666,000,000	$765,900,000
Underwriting Discount	$2.16	$19,980,000	$22,977,000
Proceeds, Before Expenses, to Us	$69.84	$646,020,000	$742,923,000

        The expenses of this offering, not including the underwriting discount, are estimated to be approximately $400,000.

Option to Purchase Additional Shares

        We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,387,500 shares of our common stock at the initial price to public less the underwriting discount. If such option is exercised, we will enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares that are subject to the exercise of such option. In the event that we enter into an additional forward sale agreement, if the forward purchaser determines, in its commercially reasonable judgment, that the forward seller is unable to borrow, or that the forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option the number of shares of our common stock with respect to which has been exercised, then we will issue and sell to the underwriters a number of our shares of common stock equal to the number of shares of common stock that the forward seller does not borrow and sell.

Lock-Up Agreement

        We and our executive officers have each agreed that, subject to certain exceptions, without the prior written consent of Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC on behalf of the underwriters, we and our executive officers will not, directly or indirectly, during the 60-day period after the date of this prospectus supplement:

  •
  offer, pledge, sell or contract to sell any shares of our common stock,

  •
  sell any option or contract to purchase any shares of our common stock,

  •
  purchase any option or contract to sell any shares of our common stock,

  •
  grant any option, right or warrant for the sale of any shares of our common stock,

  •
  lend or otherwise dispose of or transfer any shares of our common stock, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of our common stock, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

        This lock-up provision applies to shares of our common stock and to securities convertible into or exchangeable or exercisable for or repayable with shares of our common stock. It also applies to shares of our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. This agreement does not apply to issuances under our employee or director compensation plans or our employee or other investment plans. Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC on behalf of the underwriters, in their sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Electronic Prospectus

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Forward Sale Agreement

        We expect to enter into a forward sale agreement on the date of this prospectus supplement with an affiliate of Barclays Capital Inc., as the forward purchaser, relating to an aggregate of 9,250,000 shares of our common stock. In connection with the execution of the forward sale agreement and at our request, the forward seller is borrowing from third parties and selling in this offering an aggregate of 9,250,000 shares of our common stock. If the forward seller does not borrow and sell all of the shares of common stock to be sold by it pursuant to the terms of the underwriting agreement, we will issue and sell directly to the underwriters the number of shares of common stock not borrowed and delivered by the forward seller, and the number of shares of common stock underlying the forward sale agreement will be decreased in respect of the number of shares of common stock we issue and sell. Under any such circumstance, the commitment of the underwriters to purchase our shares of common stock from the forward seller, as described above, will be replaced with the commitment to purchase from us, at the initial price to public less the underwriting discount set forth on the cover page of this prospectus supplement, the relevant number of shares of common stock not borrowed and delivered by the forward seller. In such event, we or the underwriters may postpone the closing date by up to three business days to effect any necessary changes to the documents or arrangements.

        We will receive an amount equal to the net proceeds from the sale of the borrowed shares of common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreement, at the forward sale price (as described below), from the forward purchaser upon full physical settlement of the forward sale agreement. We will only receive such proceeds if we elect to fully physically settle the forward sale agreement.

        We expect the forward sale agreement to settle by the end of 2016, but it may settle as late as June 30, 2017. We may, subject to certain conditions, elect to accelerate the settlement of all or a portion of the number of shares of common stock underlying the forward sale agreement and the forward purchaser may accelerate the forward purchase agreement upon the occurrence of certain events. On a settlement date, if we decide to physically settle the forward sale agreement, we will issue our shares of common stock to the forward purchaser under the forward sale agreement at the then-applicable forward sale price. The forward sale price initially will be equal to $69.84 per share, which is the initial price to public less the underwriting discount per share, as set forth on the cover page of this prospectus supplement. The forward sale agreement provides that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and will be subject to decrease on each of certain dates by amounts related to expected dividends on our shares of common stock during the term of the forward sale agreement. If the federal funds rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the federal funds rate was less than the spread.

        Before settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of our shares of common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds due upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our shares of common stock is above the applicable forward sale price. However, if we decide to physically or net share settle the forward sale agreement, any delivery of our shares by us upon physical or net share settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity.

        The forward sale agreement will be physically settled, unless we elect cash or net share settlement under the forward sale agreement (which we have the right to do, subject to certain conditions, other than in the limited circumstances described below and set forth in the forward sale agreement). Although we expect to settle the forward sale agreement entirely by delivering our shares of common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations if we conclude it is in our interest to cash settle or net share settle. For example, we may conclude it is in our interest to cash settle or net share settle if we have no then current use for all or a portion of the net proceeds we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of common stock underlying the forward sale agreement. In the event we elect to cash settle or net share settle, the settlement amount will be generally related to (1)(a) the market value of our shares of common stock during the unwind period under the forward sale agreement minus (b) the forward sale price; multiplied by (2) the number of shares of common stock underlying the forward sale agreement subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the forward purchaser will pay us the absolute value of that amount or deliver to us a number of our shares of common stock having a value equal to the absolute value of such amount. If this settlement amount is a positive number, we will pay the forward purchaser that amount or deliver to the forward purchaser a number of our shares of common stock having a value equal to such amount. In connection with any cash settlement or net share settlement, we would expect the forward purchaser or its affiliate to purchase our shares of common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate's, hedge position in respect of the forward sale agreement. The purchase of our shares of common stock in connection with the forward purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of our shares of common stock over such time, thereby increasing the amount of cash we owe to the forward purchaser (or decreasing the amount of cash such forward purchaser owes us) upon cash settlement or increasing the number of our shares of common stock we are obligated to deliver to the forward purchaser (or decreasing the number of our shares of common stock the forward purchaser is obligated to deliver to us) upon net share settlement. See "Risk Factors—Risks Related to the Forward Sale Agreement."

        The forward purchaser will have the right to accelerate the forward sale agreement (with respect to all or any portion of the transaction under the forward sale agreement that the forward purchaser determines is affected by such event) and require us to settle on a date specified by the forward purchaser if (1) the forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the forward sale agreement, subject to certain exceptions in the case of such a materially increased cost; (2) the forward purchaser determines it is unable to, or it is commercially impracticable for it to, continue to borrow a number of our shares of common stock equal to the number of shares of common stock underlying the forward sale agreement or that, with respect to borrowing such number of shares of common stock, it would incur a rate that is greater than the borrow cost specified in the forward sale agreement, subject to certain exceptions in the case of such a rate of borrowing that is greater than such specified borrow cost; (3) the forward purchaser determines that it has an excess Section 13 ownership position or an excess regulatory ownership position (as such terms are defined in the forward sale agreement) with respect to certain ownership restrictions and related filing requirements under federal securities laws, Delaware corporate laws or other applicable laws and regulations, as applicable; (4) we declare a dividend or distribution on our shares of common stock with a cash value in excess of a specified amount, an ex-dividend date that occurs earlier than a specified date or certain non-cash dividends; (5) there occurs a public announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization or change in law (in each case, as determined pursuant to the terms of the forward sale agreement); or (6) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement or a market disruption event during a specified period that lasts for more than eight scheduled trading days (in each case, as determined pursuant to the terms of the forward sale agreement). The forward purchaser's decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of common stock under the physical settlement provisions, which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate. Following any such termination, we may not issue any shares of common stock and we would not receive any proceeds pursuant to the forward sale agreement. See "Risk Factors—Risks Related to the Forward Sale Agreement."

        The additional forward sale agreement that we will enter into in the event the underwriters exercise their option to purchase additional shares of our common stock will contain substantially the same terms as the initial forward sale agreement described above, except that it will cover only the number of shares of our common stock that are subject to such option exercise and that the initial forward sale price under the additional forward sale agreement will be the forward sale price then in effect under the initial forward sale agreement.

NYSE Listing

        Our common stock is listed and trades on the New York Stock Exchange under the symbol "DUK".

Stabilization, Short Positions and Penalty Bids

        The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, some of the underwriters and/or their affiliates have in the past and may in the future provide us and our affiliates with financial advisory and other services for which they have and in the future will receive customary fees. Barclays Capital Inc. is serving as financial advisor to us in connection with our pending acquisition of Piedmont.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

        Certain of the underwriters or their affiliates have a lending relationship with us. In particular, affiliates of Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and affiliates of certain other underwriters have provided us with a commitment letter relating to up to $4.9 billion of borrowings under the Bridge Facility.

        The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

        All of the proceeds of this offering (excluding proceeds paid to us with respect to any common stock that we may sell to the underwriters in lieu of the forward seller selling our common stock to the underwriters) will be paid to the forward purchaser. Because an affiliate of Barclays Capital Inc. will receive more than 5% of the net proceeds of this offering, Barclays Capital Inc. is deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a "qualified independent underwriter" is not required in connection with this offering, as the shares of our common stock have a "bona fide public market" (as defined in FINRA Rule 5121). In accordance with FINRA Rule 5121, Barclays Capital Inc. will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder. See "Use of Proceeds" for additional information. In addition, the commitment under the Bridge Facility will be reduced by an amount equal to 100% of the net proceeds from this offering.

Sales Outside of the United States

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EEA Selling Restrictions

        Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the European Union's Directive 2003/71/EC (and any amendments thereto, including by Directive 2010/73/EU) as implemented in member states of the European Economic Area (the "EEA") (the "Prospectus Directive"). Neither Duke Energy nor the underwriters have authorized, nor does it or they authorize, the making of any offer of shares of our common stock through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the shares of our common stock contemplated in this prospectus supplement and the accompanying prospectus.

        In relation to each Member State of the EEA which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that it has not made and will not make an offer of the shares of our common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the shares of our common stock shall require Duke Energy or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares of our common stock to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe to the shares of our common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

UK Selling Restrictions

        No invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 ("FSMA")) received by the underwriters in connection with the issue or sale of our common stock may be communicated or caused to be communicated persons together being referred to as "relevant persons"). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA must be complied with respect to anything done or to be done by the underwriters in relation to any common stock in, from or otherwise involving the United Kingdom.

Canada Selling Restrictions

        Shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 EXPERTS

        The consolidated financial statements incorporated in this prospectus supplement by reference from Duke Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Duke Energy Corporation and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Accounting Standards Update 2015-17, Balance Sheet Classification of Deferred Taxes effective December 31, 2015, on a prospective basis, discussed in Note 22 to the consolidated financial statements), which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

        The validity of our common stock will be passed upon for Duke Energy Corporation by Robert T. Lucas III, Esq., who is Deputy General Counsel of Duke Energy Business Services, LLC, the service company affiliate of Duke Energy Corporation. Certain legal matters with respect to the offering will be passed upon for Duke Energy Corporation by Hunton & Williams LLP, New York, New York. Sidley Austin LLP, New York, New York, has acted as counsel to the underwriters. Sidley Austin LLP acts and, in the past has acted, as counsel to Duke Energy Corporation and certain of its subsidiaries in connection with various matters.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings with the SEC, as well as additional information about us, are also available to the public through our website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents incorporated in the accompanying prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. We incorporate by reference the documents listed below and any future documents filed by Duke Energy Corporation with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is completed.

  •
  Annual Report on Form 10-K for the year ended December 31, 2015; and

  •
  Current Reports on Form 8-K filed on January 4, 2016, January 6, 2016, February 18, 2016 (solely with respect to item 5.02) and February 29, 2016.

        We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus supplement. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

Prospectus

Duke Energy Corporation

Common Stock
Debt Securities

        From time to time, we may offer the securities described in the prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

        We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol "DUK."

        Investing in our securities involves risks. You should carefully consider the information in the section entitled "Risk Factors" contained in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in any of our securities.

        We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2013.

 REFERENCES TO ADDITIONAL INFORMATION

        This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review at the Securities and Exchange Commission's, or SEC's, public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC's website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

See "Where You Can Find More Information" in this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Duke Energy filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, we are registering an unspecified amount of our common stock and debt securities, and may issue any of such securities in one or more offerings.

        This prospectus provides general descriptions of the securities we may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption "Where You Can Find More Information."

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "Duke Energy," "we," "us" and "our" or similar terms are to Duke Energy Corporation and its subsidiaries.

i

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to us. Forward-looking statements include information concerning our possible or assumed future results of operations and are identified by terms and phrases such as "may," "will," "should," "could," "projects," "predicts," "believes," "expects," "anticipates," "intends," "plans," "estimates," "continues," "potential," "forecast," "target," "guidance," "outlook" or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus might not occur or might occur to a different extent or at a different time than we have described. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

ii

 THE COMPANY

        Duke Energy, together with its subsidiaries, is a diversified energy company with both regulated and unregulated utility operations. We supply, deliver and process energy for customers in the United States and selected international markets.

        Duke Energy's U.S. Franchised Electric and Gas segment, or USFE&G, serves approximately 7.2 million customers located in six states in the southeast and midwest regions of the United States. The USFE&G segment consists of regulated generation and electric and gas transmission and distribution systems. The segment's generation portfolio includes a mix of energy resources with different operating characteristics and fuel sources. In our regulated electric operations, we own approximately 49,500 megawatts of generating capacity serving an area of approximately 104,000 square miles. Our gas operations include regulated natural gas transmission and distribution, with approximately 500,000 customers located in southwestern Ohio and northern Kentucky.

        Duke Energy's Commercial Power segment owns, operates and manages power plants located in the United States. Duke Energy Retail Sales, a subsidiary of Duke Energy, serves retail electric customers in Ohio with generation and other energy services at competitive rates. The Commercial Power segment owns and operates a generation portfolio of approximately 8,100 net megawatts of power generation.

        Duke Energy's International Energy segment operates and manages power generation facilities and engages in sales and marketing of electric power, natural gas, and natural gas liquids primarily in Latin America. It maintains almost 4,600 megawatts of owned capacity. International Energy also owns a 25 percent interest in National Methanol Company in Saudi Arabia, a regional producer of methanol and methyl tertiary butyl ether, a gasoline additive. International Energy's customers include retail distributors, electric utilities, independent power producers, marketers and industrial/commercial companies.

        We are a Delaware corporation. The address of our principal executive offices is 550 South Tryon Street, Charlotte, North Carolina 28202-1803 and our telephone number is (704) 382-3853. Our common stock is listed and trades on the New York Stock Exchange under the symbol "DUK".

        The foregoing information about Duke Energy is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy, you should refer to the information described under the caption "Where You Can Find More Information."

RISK FACTORS

        Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned "Risk Factors" in our Form 10-K for the year ended December 31, 2012, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

 RATIO OF EARNINGS TO FIXED CHARGES

        The ratios of earnings to fixed charges have been calculated using the Securities and Exchange Commission guidelines.

	Six Months Ended June 30,	Years Ended December 31,
	2013	2012(a)	2011	2010	2009	2008
	(dollars in millions)
Earnings (as defined for fixed charges calculation):
Add:
Pretax income from continuing operations(b)	$1,412	$2,291	$2,297	$2,097	$1,770	$1,993
Fixed charges	857	1,510	1,057	1,045	892	883
Distributed income of equity investees	57	151	149	111	82	195
Deduct:
Preferred dividend requirements of subsidiaries	—	3	—	—	—	—
Interest capitalized(c)	46	177	166	168	102	93

Total earnings (as defined for the fixed charges calculation)	$2,280	$3,772	$3,337	$3,085	$2,642	$2,978

Fixed charges:
Interest on debt, including capitalized portions(c)	$795	$1,420	$1,026	$1,008	$853	$834
Estimate of interest within rental expense	62	87	31	37	39	49
Preferred dividend requirements	—	3	—	—	—	—

Total fixed charges	$857	$1,510	$1,057	$1,045	$892	$883

Ratio of earnings to fixed charges	2.7	2.5	3.2	3.0	3.0	3.4

(a)
Includes the results of Progress Energy, Inc. beginning on July 2, 2012

(b)
Excludes amounts attributable to noncontrolling interests and income or loss from equity investees.

(c)
Excludes the equity costs related to Allowance for Funds Used During Construction that are included in Other Income and Expenses in the Condensed Consolidated Statements of Operations.

DESCRIPTION OF CAPITAL STOCK

        The following summary of our capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law, or the DGCL, and our amended and restated certificate of incorporation. The following discussion is a summary of our amended and restated certificate of incorporation and by-laws and is qualified in its entirety by reference to those documents.

General

        Our total number of authorized shares of capital stock consists of 2 billion shares of common stock, par value $0.001 per share, and 44 million shares of preferred stock, par value $0.001 per share.

Common Stock

        Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, with respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of any outstanding shares of common stock vote together as a class, and every holder of common stock is entitled to cast one vote in person or by proxy for each share of common stock standing in such holder's name on our books. We do not have a classified board of directors nor do we permit cumulative voting.

        Holders of common stock are not entitled to any preemptive rights to subscribe for additional shares of common stock nor are they liable to further capital calls or to assessments by us.

        Subject to applicable law and the rights, if any, of the holders of any class or series of preferred stock having a preference over the rights to participate with the common stock with respect to the payment of dividends, holders of our common stock are entitled to receive dividends or other distributions as declared by our board of directors at its discretion.

        The board of directors may create a class or series of preferred stock with dividends the rate of which is calculated by reference to, and payment of which is concurrent with, dividends on shares of common stock.

Preferred Stock

        Our board of directors has the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of preferred stock into one or more classes or series and, with respect to each such class or series, to determine by resolution or resolutions the number of shares constituting such class or series and the designation of such class or series, the voting powers, if any, of the shares of such class or series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any such class or series of preferred stock to the full extent now or as may in the future be permitted by the law of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each class or series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding. Except as otherwise required by law, as provided in the certificate of incorporation or as determined by our board of directors, holders of preferred stock will not have any voting rights and will not be entitled to any notice of shareholder meetings.

Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control

        Under our certificate of incorporation, the board of directors has the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any class or any series of any class of the preferred stock.

        The certificate of incorporation also provides that a director may be removed from office with or without cause. However, subject to applicable law, any director elected by the holders of any series of preferred stock may be removed without cause only by the holders of a majority of the shares of such series of preferred stock.

        Our certificate of incorporation requires an affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all our classes entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal provisions in the certificate of incorporation which relate to the number of directors and vacancies and newly created directorships.

        Our certificate of incorporation provides that any action required to be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice only if consent in writing setting forth the action to be taken is signed by all the holders of our issued and outstanding capital stock entitled to vote in respect of such action.

        Our by-laws provide that, except as expressly required by the certificate of incorporation or by applicable law, and subject to the rights of the holders of any series of preferred stock, special meetings of the shareholders or of any series entitled to vote may be called for any purpose or purposes only by the Chairman of the board of directors or by the board of directors. Shareholders are not entitled to call special meetings.

        The provisions of our certificate of incorporation and by-laws conferring on our board of directors the full authority to issue preferred stock, the restrictions on removing directors elected by holders of preferred stock, the supermajority voting requirements relating to the amendment, alteration or repeal of the provisions governing the number of directors and filling of vacancies and newly created directorships, the requirement that shareholders act at a meeting unless all shareholders agree in writing, and the inability of shareholders to call a special meeting, in certain instances could have the effect of delaying, deferring or preventing a change in control or the removal of existing management.

DESCRIPTION OF DEBT SECURITIES

        Duke Energy will issue the debt securities, whether senior or subordinated, in one or more series under its Indenture, dated as of June 3, 2008, as supplemented from time to time. Unless otherwise specified in the applicable prospectus supplement, the trustee under the Indenture, or the Indenture Trustee, will be The Bank of New York Mellon Trust Company, N.A. A copy of the Indenture is an exhibit to the registration statement, of which this prospectus is a part.

        Duke Energy conducts its business through subsidiaries. Accordingly, its ability to meet its obligations under the debt securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain subsidiaries of Duke Energy have incurred substantial amounts of debt in the operations and expansion of their businesses, and Duke Energy anticipates that certain of its subsidiaries will do so in the future.

        Holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any holders of preferred stock. In addition to trade debt, certain of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. Unless otherwise specified in a prospectus supplement, the Indenture will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.

        The following description of the debt securities is only a summary and is not intended to be comprehensive. For additional information you should refer to the Indenture.

General

        The Indenture does not limit the amount of debt securities that Duke Energy may issue under it. Duke Energy may issue debt securities from time to time under the Indenture in one or more series by entering into supplemental indentures or by its board of directors or a duly authorized committee authorizing the issuance.

        The debt securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

Provisions Applicable to Particular Series

        The prospectus supplement for a particular series of debt securities being offered will disclose the specific terms related to the offering, including the price or prices at which the debt securities to be offered will be issued. Those terms may include some or all of the following:

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  the title of the series;

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  the total principal amount of the debt securities of the series;

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  the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy has to change the date on which principal is payable;

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  the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

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  any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

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  whether Duke Energy may extend the interest payment periods and, if so, the terms of the extension;

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  the place or places where payments will be made;

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  whether Duke Energy has the option to redeem the debt securities and, if so, the terms of its redemption option;

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  any obligation that Duke Energy has to redeem the debt securities through a sinking fund or to purchase the debt securities through a purchase fund or at the option of the holder;

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  whether the provisions described under "Satisfaction and Discharge; Defeasance and Covenant Defeasance" will not apply to the debt securities;

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  the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

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  if payments may be made, at Duke Energy's election or at the holder's election, in a currency other than that in which the debt securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

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  the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

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  whether the debt securities will be issuable as global securities and, if so, the securities depositary;

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  any changes in the events of default or covenants with respect to the debt securities;

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  any index or formula used for determining principal, premium or interest;

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  the terms of the subordination of any series of subordinated debt;

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  if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

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  the person to whom any interest shall be payable if other than the person in whose name the debt security is registered on the regular record date for such interest payment; and

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  any other terms.

        Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the debt securities only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the debt securities. Duke Energy may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange (excluding certain exchanges not constituting a transfer as set forth in the Indenture). Subject to the terms of the Indenture and the limitations applicable to global securities, transfers and exchanges of the debt securities may be made at The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, New York, New York 10286 or at any other office maintained by Duke Energy for such purpose.

        The debt securities will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement. Duke Energy may at any time deliver executed debt securities to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate such debt securities upon the written request of Duke Energy and satisfaction of certain other conditions set forth in the Indenture.

        Duke Energy may offer and sell the debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Global Securities

        We may issue some or all of the Debt Securities as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

        As long as the securities depositary or its nominee is the registered holder of a global security representing Debt Securities, that person will be considered the sole owner and holder of the global security and the securities it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

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  may not have the global security or any Debt Securities registered in their names;

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  may not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for the global security; and

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  will not be considered the owners or holders of the global security or any Debt Securities for any purposes under the applicable securities or the related mortgage or indenture.

        We will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Debt Securities the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

  •
  the securities depositary, with respect to participants' interests; and

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  any participant, with respect to interests the participant holds on behalf of other persons.

        Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

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  Duke Energy Corporation;

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  the applicable trustee; or

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  any agent of either of them.

Redemption

        Provisions relating to the redemption of debt securities will be set forth in the applicable prospectus supplement. Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy may redeem debt securities only upon notice mailed at least thirty (30), but not more than sixty (60) days before the date fixed for redemption. Unless Duke Energy states otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Indenture Trustee, or the applicable paying agent, receiving sufficient funds to pay the principal, premium and interest on those debt securities on the date fixed for redemption and that if the Indenture Trustee or the applicable paying agent does not receive those funds, the redemption notice will not apply, and Duke Energy will not be required to redeem those debt securities. If less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed shall be selected by the Indenture Trustee by such method as the Indenture Trustee shall deem fair and appropriate.

        Duke Energy will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of a series during the fifteen (15) day period before the date the notice is mailed identifying the debt securities of that series that have been selected for redemption; or

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  register the transfer of or exchange any debt security of that series selected for redemption except the unredeemed portion of a debt security being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

        The Indenture provides that Duke Energy may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy's obligations under the Indenture and the debt securities issued under it, and Duke Energy must deliver to the Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy under the Indenture, and Duke Energy will be relieved of its obligations under the Indenture and the debt securities.

Modification; Waiver

        Duke Energy may modify the Indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series of debt securities that are affected by the modification, voting as one class. The consent of the holder of each outstanding debt security affected is, however, required to:

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  change the maturity date of the principal or any installment of principal or interest on that debt security;

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  reduce the principal amount, the interest rate or any premium payable upon redemption of that debt security;

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  reduce the amount of principal due and payable upon acceleration of maturity;

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  change the currency of payment of principal, premium or interest on that debt security;

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  impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

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  reduce the percentage in principal amount of debt securities of any series required to modify the Indenture, waive compliance with certain restrictive provisions of the Indenture or waive certain defaults; or

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  with certain exceptions, modify the provisions of the Indenture governing modifications of the Indenture or governing waiver of covenants or past defaults.

        In addition, Duke Energy may modify the Indenture for certain other purposes, without the consent of any holders of debt securities.

        Unless Duke Energy states otherwise in the applicable prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, for that series, Duke Energy's compliance with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the outstanding debt securities of all series under the Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any debt security or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding debt security of the series affected.

Events of Default

        The following are events of default under the Indenture with respect to any series of debt securities, unless Duke Energy states otherwise in the applicable prospectus supplement:

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  failure to pay principal of or any premium on any debt security of that series when due;

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  failure to pay when due any interest on any debt security of that series that continues for sixty (60) days; for this purpose, the date on which interest is due is the date on which Duke Energy is required to make payment following any deferral of interest payments by it under the terms of debt securities that permit such deferrals;

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  failure to make any sinking fund payment when required for any debt security of that series that continues for sixty (60) days;

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  failure to perform any other covenant in the Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for ninety (90) days after the Indenture Trustee or the holders of at least 33% of the outstanding debt securities of that series give Duke Energy and, if such notice is given by the holders, the Indenture Trustee written notice of the default; and

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  certain bankruptcy, insolvency or reorganization events with respect to Duke Energy.

        In the case of the fourth event of default listed above, the Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of debt securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy has initiated and is diligently pursuing corrective action within the original grace period.

        Duke Energy may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

        If an event of default with respect to debt securities of a series occurs and is continuing, then the Indenture Trustee or the holders of at least 33% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration, but before a judgment or decree for payment of the money due has been obtained if:

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  Duke Energy has paid or deposited with the Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Indenture Trustee; and

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  all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

        The Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of debt securities unless those holders have offered the Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding debt securities of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee or the exercise of any power of the Indenture Trustee with respect to those debt securities. The Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, or in the payment of any sinking or purchase fund installment, from the holders of any series if the Indenture Trustee in good faith considers it in the interest of the holders to do so.

        The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that debt security on its maturity date or redemption date and to enforce those payments.

        Duke Energy is required to furnish each year to the Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

        The paying agent will pay the principal of any debt securities only if those debt securities are surrendered to it. The paying agent will pay interest on debt securities issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy states otherwise in the applicable prospectus supplement, the paying agent will pay interest on debt securities that are not in global form at its office or, at Duke Energy's option:

  •
  by wire transfer to an account at a banking institution in the United States that is designated in writing to the Indenture Trustee at least sixteen (16) days prior to the date of payment by the person entitled to that interest; or

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  by check mailed to the address of the person entitled to that interest as that address appears in the security register for those debt securities.

        Unless Duke Energy states otherwise in the applicable prospectus supplement, the Indenture Trustee will act as paying agent for that series of debt securities, and the principal corporate trust office of the Indenture Trustee will be the office through which the paying agent acts. Duke Energy may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

        Any money that Duke Energy has paid to the Indenture Trustee or a paying agent for principal, any premium or interest on any debt securities which remains unclaimed at the end of two years after that principal, premium or interest has become due will be repaid to Duke Energy at its request. After repayment to Duke Energy, holders should look only to Duke Energy for those payments.

Satisfaction and Discharge, Defeasance and Covenant Defeasance

        Upon the written request of Duke Energy, the Indenture shall be satisfied and discharged (except as to certain surviving rights and obligations specified in the Indenture) when:

  •
  either all debt securities have been delivered to the Indenture Trustee for cancellation or all debt securities not delivered to the Indenture Trustee for cancellation are due and payable within one year (at maturity or due to redemption) and Duke Energy has deposited with the Indenture Trustee money or government obligations sufficient to pay and discharge such debt securities to the applicable maturity or redemption date (including principal, any premium and interest thereon);

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  Duke Energy has paid or caused to be paid all other sums payable under the Indenture by Duke Energy; and

  •
  Duke Energy has delivered to the Indenture Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with.

        The Indenture provides that Duke Energy may be:

  •
  discharged from its obligations, with certain limited exceptions, with respect to any series of debt securities, as described in the Indenture, such a discharge being called a "defeasance" in this prospectus; and

  •
  released from its obligations under certain restrictive covenants especially established with respect to any series of debt securities, as described in the Indenture, such a release being called a "covenant defeasance" in this prospectus.

        Duke Energy must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those debt securities on the maturity dates of those payments or upon redemption.

        Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default under the Indenture. Following a covenant defeasance, the payment of debt securities may not be accelerated by reference to the covenants from which Duke Energy has been released. A defeasance may occur after a covenant defeasance.

        Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

        Under current United States federal income tax law, unless accompanied by other changes in the terms of the debt securities, a covenant defeasance should not be treated as a taxable exchange.

Concerning the Indenture Trustee

        The Bank of New York Mellon Trust Company, N.A., or BNYM, is the Indenture Trustee. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with BNYM or its affiliates. BNYM or its affiliates also serve as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.

        The Indenture Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

        Upon any application by Duke Energy to the Indenture Trustee to take any action under any provision of the Indenture, Duke Energy is required to furnish to the Indenture Trustee such certificates and opinions as may be required under the Trust Indenture Act of 1939, as amended.

PLAN OF DISTRIBUTION

        We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the name or names of any underwriters;

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  the purchase price of the securities and the proceeds to us from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

        Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

        Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

        The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from Duke Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of Duke Energy Corporation's and its subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and financial statement schedule of Progress Energy, Inc. and its subsidiaries incorporated in this prospectus by reference from Duke Energy Corporation's Current Report on Form 8-K dated March 2, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report therein, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

        Robert T. Lucas III, Esq., who is our Deputy General Counsel and Assistant Corporate Secretary, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Such reports and other information can be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings with the SEC, as well as additional information about us, are also available to the public through Duke Energy's website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. Duke Energy incorporates by reference the documents listed below and any future documents filed by Duke Energy Corporation with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering is completed.

  •
  Annual Report on Form 10-K for the year ended December 31, 2012, including the portions of our definitive proxy statement filed on Schedule 14A on March 21, 2013 that are incorporated by reference therein;

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, and June 30, 2013; and

  •
  Current reports on Form 8-K filed on March 2, 2012, August 9, 2012, January 14, 2013, February 4, 2013, February 5, 2013, February 26, 2013, February 28, 2013, March 7, 2013, March 18, 2013, April 2, 2013, May 7, 2013, May 14, 2013, May 16, 2013, May 20, 2013, May 31, 2013, June 7, 2013, June 10, 2013, June 12, 2013, June 13, 2013, June 17, 2013, June 18, 2013, July 23, 2013, August 1, 2013, August 6, 2013, August 30, 2013, September 11, 2013, and September 25, 2013.

        We will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.